SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

          GAMCO INVESTORS, INC.
                                11/09/99            1,000             6.1875
                                11/08/99            2,000             6.0625
                                11/05/99            1,000             5.8750
                                10/29/99            3,000             6.2500
                                10/28/99            5,000             6.2500
                                10/08/99            5,000             5.9738
                                10/07/99            5,000             5.4175
                                10/04/99            1,000-            5.3750
          GABELLI ADVISERS
                                11/08/99              100             5.9875
                                11/02/99           20,000             5.7844
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/13/99            5,000-            7.0998


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.